UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 1, 2024, Seelos Therapeutics, Inc. (the “Company”) and Lind Global Asset Management V, LLC (together with its successors and representatives, the “Holder”) entered into an Amendment No. 6 to Convertible Promissory Note (the “Amendment”), which amended that certain Convertible Promissory Note No. 1 in the initial principal amount of $22,000,000, issued by the Company to the Holder on November 23, 2021, as amended on December 10, 2021, February 8, 2023, May 19, 2023, September 30, 2023 and March 27, 2024 (as so amended, the “Note”).

Pursuant to the Amendment, the Company and the Holder agreed, among other things, that: (A) the Company shall not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to May 31, 2024, and that it shall thereafter be required to maintain an aggregate minimum balance equal to 50% of the then outstanding principal amount under the Note or more in cash or cash equivalents with one or more financial institutions; (B) that all payments of accrued interest and monthly payments of the outstanding principal amount payable by the Company under the Note in shares of common stock shall be reduced from ninety percent (90%) to eighty-five percent (85%) of the average of the five lowest daily volume weighted average price of common stock during the 20 trading days prior to each respective payment date; (C) the Holder will, through May 1, 2024, forebear from exercising any right to assert or claim that a Material Adverse Effect (as defined in the Note) has occurred as a result of any event, occurrence, fact, condition or change that occurred on or prior to May 1, 2024.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed herewith as Exhibit 4.1.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 30, 2024, the Company announced a reduction in its workforce that affected approximately 33% of its current employees (the “RIF”), along with a reduction in working hours and related compensation for all of its remaining employees. This decision relates to the Company’s recent announcement of its strategic focus on its mental health initiatives and serves to reduce ongoing operating expenses not related to such initiatives and extend the Company’s cash runway. Total annualized cost savings from the RIF are estimated at approximately $0.8 million and total annualized cost savings from the reduction in working hours are estimated at approximately $1.6 million. The RIF was substantially completed on April 30, 2024.

The Company expects to recognize approximately $50,000 in total charges for related benefits for employees whose employment was terminated pursuant to the RIF. These are one-time termination benefits and are cash charges. The estimates of costs and expenses that the Company expects to incur in connection with the RIF are subject to a number of assumptions and actual results may differ materially from those estimates. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the RIF.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2024, the Company received written notice (the “Bid Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last thirty consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until October 28, 2024, to regain compliance. The Bid Notice states that the Nasdaq staff will provide written confirmation that the Company has achieved compliance with Rule 5550(a)(2) if at any time before October 28, 2024, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

If the Company does not regain compliance with Rule 5550(a)(2) by October 28, 2024, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq would notify the Company that its securities will be subject to delisting.

As previously reported, on November 2, 2023, the Company received written notice (the “Initial Notice”) from Nasdaq indicating that, for the last thirty-two consecutive business days, the market value of the Company’s listed securities has been below the minimum requirement of $35 million for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (“Rule 5550(b)(2)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided a period of 180 calendar days, or until April 30, 2024, to regain compliance. The Initial Notice stated that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(b)(2) if at any time before April 30, 2024, the market value of the Company’s common stock closes at $35 million or more for a minimum of ten consecutive business days.

Additionally, on May 1, 2024, the Company received written notice (the “Delist Notice” and, together with the Bid Notice and Initial Notice, the “Notices”) from Nasdaq indicating that, based upon the Company’s continued non-compliance with Rule 5550(b)(2), the Nasdaq staff has determined to delist the Company’s common stock from the Nasdaq Capital Market effective May 10, 2024 unless the Company timely requests an appeal of this determination before the Nasdaq Hearings Panel (the “Panel”) by May 8, 2024. The Company currently intends to timely request a hearing before the Panel, which will stay the suspension of the Company’s common stock pending the Panel’s decision. During the pendency of any requested hearing before the Panel, the Company’s common stock will remain listed and trading on Nasdaq.

The Company is diligently working to evidence compliance with all applicable requirements for continued listing on the Nasdaq Capital Market and intends to submit a plan to that effect to the Panel as part of the hearing process; however, there can be no assurance the Panel will grant any request for continued listing or that the Company will be able to regain compliance with the applicable listing criteria within the period of time that may be granted by the Panel.

The Notices have no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on the Nasdaq Capital Market under the symbol “SEEL.”

The Company intends to monitor the bid price and market value of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with Nasdaq’s minimum bid price rule by October 28, 2024, or the minimum market value of listed securities rule, which may include, among other options, effectuating a reverse stock split. There can be no assurance that the Company will be able to regain compliance with Nasdaq’s minimum bid price rule or Nasdaq’s minimum market value of listed securities rule or that the Company will otherwise be in compliance with the other listing standards for the Nasdaq Capital Market.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2024, Daniel J. O’Connor notified the Board of Directors (the “Board”) of the Company of his decision to resign from the Board, effective immediately. Mr. O’Connor’s resignation was solely for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. O’Connor had served on the Board since January 2019, and the Company wishes to thank Mr. O’Connor for his contributions and service to the Company over the years.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the RIF or the reduction in working hours will have the intended effect on the Company’s operational results and strategic decisions, that any anticipated charges and any anticipated cost savings associated with the RIF or the reduction in working hours will achieve its intended benefits, that the Company will ultimately request a hearing before the Panel, or that the Company will meet the bid price requirement or the minimum market value of listed securities requirement during any compliance period or otherwise in the future, that the Company will otherwise meet Nasdaq compliance standards, or that the Panel will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Amendment No. 6 to Convertible Promissory Note, by and between Seelos Therapeutics, Inc. and Lind Global Asset Management V, LLC, effective May 1, 2024.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: May 3, 2024	By:	/s/ Michael Golembiewski
Name: Michael Golembiewski
Title: Chief Financial Officer